FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 25, 2008

AMERICAN METAL & TECHNOLOGY, INC.
(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 28[h] Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2339
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

American Metal & Technology, Inc. (the “Company”) has announced in a press release issued on March 25, 2008 its financial results for the fourth quarter and full year ended December 31, 2007, as well as estimates for 2008.  The press release  highlighted the Company’s growth during the full year and quarter ended December 31, 2007, in which the Company recorded net sales in the fourth quarter ended December 31, 2007 of $3.4 million, an increase of 58.4% compared to the same period in 2006, and net sales of  $10.7 million for the full year ended December 31, 2007, an increase  of 34.1% compared to the same period in 2006.

The Company also further detailed its plans to invest $3 million to build additional facilities at its Langfang manufacturing center. This second phase of the Company’s  four-phase expansion plan will add two buildings totaling 10,900 square meters, increasing annual capacity for casting products by 50% to 3,600 tons from 2,400 tons, while also enhancing its capabilities for the development and manufacture of circuit board solutions.  This follows the first phase expansion plan, which commenced in 2007, in which the Company purchased 16 new high-precision lathe machines, 10 of which were delivered and became operational during the fourth quarter of 2007. The remaining six machines are expected to be delivered and become operational in the first quarter of 2008.

The Company forecasts full-year 2008 net income of $2.9 million to $3.1 and earnings per share of $0.27 to $0.29.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated March 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: March 25, 2008	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO